                                                                    EXHIBIT 15.2


                                            July 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                            Re: AirTouch Communications, Inc.
                                            Registration on Form S-4

We are aware that our report dated May 10, 1995 on our review of interim financial information of AirTouch Communications, Inc. for the period ended March 31, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                            Very truly yours,

                                            /s/ Coopers & Lybrand L.L.P.